UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2008

FIRST GUARANTY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	000-52748	26-0513559
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

400 East Thomas Street
Hammond, Louisiana	70401
(Address of principal executive offices)	(Zip Code)

(985) 345-7685
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On June 12, 2008, a third amendment was made to the Agreement and Plan of Reorganization by and between the Company and First Community Holding Company as filed on Form 8-K with the SEC on November 8, 2007 and amended on March 27, 2008 and May 29, 2008. The full text of the Amendment is attached as Exhibit 2.1.

Item 9.01 – Financial Statements and Exhibits

(d)           Exhibits.

The following Exhibit is attached as part of this report:

2.1
Amendment No. 3 to Agreement and Plan of Reorganization dated June 12, 2008 by and between the Company and First Community Holding Company whereby both parties agreed to amend the Reorganization Agreement to extend the time by which the transactions contemplated by the Reorganization Agreement must be consummated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.
(Registrant)

Date:  June 13, 2008                                                                                     By:   /s/ Michele E. LoBianco
Michele E. LoBianco
Chief Financial Officer
Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Amendment No. 3 to Agreement and Plan of Reorganization dated June 12, 2008 by and between the Company and First Community Holding Company whereby both parties agreed to amend the Reorganization Agreement to extend the time by which the transactions contemplated by the Reorganization Agreement must be consummated.